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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -------------------------
                                    FORM 8-K
                            -------------------------

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 19, 2007



                        EAGLE ROCK ENERGY PARTNERS, L.P.
                        --------------------------------
             (Exact name of Registrant as specified in its charter)


            Delaware                 001-33016               68-0629883
  ------------------------------     ---------               ----------
 (State or other jurisdiction of     Commission           (I.R.S. Employer
  incorporation or organization)     File Number         Identification No.)




16701 Greenspoint Park Drive, Suite 200
            Houston, Texas                                     77060
 -------------------------------------                         -----
(Address of principal executive offices)                     (Zip Code)


                                 (281) 408-1200
                                 --------------
              (Registrant's telephone number, including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



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Item 8.01. Other Events.


On September 13, 2007, Eagle Rock Energy Partners, L.P. ("Eagle Rock" or the "Partnership"), pursuant to its stated strategy of mitigating its commodity price exposure and reducing the volatility in its cash flows, entered into a WTI crude oil swap for 2008 on 80,000 barrels per month at a swap price of $73.90. Eagle Rock also entered into WTI crude oil collars to reverse out-of-the-money collars for 2008 production of the same 80,000 barrels per month, at a cost of approximately $9.1 million. The combined impact of these two transactions was to raise Eagle Rock's floor on those volumes by $23.90 per barrel while at the same time raising its cap by $6.51 per barrel to its swap price of $73.90.




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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       EAGLE ROCK ENERGY PARTNERS, L.P.

                                       By:   Eagle Rock Energy GP, L.P., its
                                             general partner

                                       By:   Eagle Rock Energy G&P, LLC, its
                                             general partner


Date: September 19, 2007         By:    /s/ Alfredo Garcia
                                       -----------------------------------------
                                        Alfredo Garcia
                                        Senior Vice President, Corporate
                                        Development